Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

ASSERTIO HOLDINGS, INC.

(A DELAWARE CORPORATION)

Dated as of June 16, 2026

TABLE OF CONTENTS

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AMENDED AND RESTATED BYLAWS

OF

ASSERTIO HOLDINGS, INC.
(A DELAWARE CORPORATION)

Article I

STOCKHOLDERS’ ACTIONS

Section 1.1              Place of Meetings. Meetings of the stockholders of Assertio Holdings, Inc. (the “Company”) may be held at any place as may be determined from time to time by the board of directors of the Company (the “Board”). The Board may, in its sole discretion, determine that any such meeting shall be held solely by means of remote communication as provided under the Delaware General Corporation Law (“DGCL”).

Section 1.2             Annual Meeting.

(a)            The annual meeting of the stockholders of the Company, for the purpose of the election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board; provided that the Company shall not be required to hold an annual meeting of the stockholders if the stockholders take action by written consent in accordance with Section 1.10 to elect directors.

(b)            At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. For nominations or other business to be properly brought before an annual meeting by a stockholder, (i) such stockholder must have given timely notice thereof in writing to the Secretary of the Company and (ii) such other business must be a proper matter for stockholder action under the DGCL. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which notice of such meeting is first given. Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposed to nominate for election or reelection as a director, such person’s name and qualifications to serve as a director of the Company, (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (x) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, and (y) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

(c)            Only such persons who are nominated in accordance with the procedures set forth in this Section 1.2 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.2. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Amended and Restated Bylaws of the Company (these “Bylaws”) and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

Section 1.3              Special Meetings. Special meetings of the stockholders of the Company may be called, for any purpose or purposes, by the Chief Executive Officer or the Board.

Section 1.4              Notice of Meetings. Except as otherwise provided by law, notice, given in writing or by electronic transmission, of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour, in the case of special meetings, the purpose or purposes of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at any such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Company. Notice of the time, place, if any, and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by his presence in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 1.5              Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or, if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.6              Record Date. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, subject to applicable law, not be less than ten (10) nor more than sixty (60) days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 1.7              Quorum. At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter.

Section 1.8              Voting.

(a)            Entitlement to Vote. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, including Section 217 of the DGCL (relating to voting rights of fiduciaries, pledgers and joint owners of stock) and Section 218 of the DGCL (relating to voting trusts and other voting agreements), only persons in whose names shares stand on the stock records of the Company on the record date, as provided in Section 1.6, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote or execute consents shall have the right to do so either in person, by remote communication, if applicable, or by a proxy duly authorized. A proxy so authorized need not be a stockholder. No proxy shall be voted after three years from its date of creation unless the proxy provides for a longer period.

(b)            Required Vote. Except as otherwise provided by statute, or by the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders. Except as otherwise provided by statute, or by the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by statute, or by the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority (or plurality, in the case of the election of directors) of shares of such class or classes or series present in person, by remote communication, if applicable, or by proxy duly authorized at the meeting shall be the act of such class or classes or series.

Section 1.9              List of Stockholders. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting during ordinary business hours, at the principal place of business of the Company or on a reasonably accessible electronic network. In the event that the Company determines to make the list available on an electronic network, information required to gain access to such list shall be provided with the notice of the meeting; provided, however, that the Company may take reasonable steps to ensure that such information is available only to stockholders of the Company. The list shall be open to examination of any stockholder during the time of the meeting as provided by law.

Section 1.10            Action Without Meeting.

(a)            Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing or by electronic transmission setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

(b)            Every written consent or electronic transmission shall bear the date of signature of each stockholder who signs the consent, and no written consent or electronic transmission shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Company in the manner herein required, written consents or electronic transmissions signed by a sufficient number of stockholders to take action are delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Any person executing a consent may provide, whether through instruction to an agent or otherwise, that such a consent will be effective at a future time (including a time determined upon the happening of an event), no later than sixty (60) days after such instruction is given or such provision is made, if evidence of such instruction or provision is provided to the Company, and unless otherwise provided, any such consent shall be revocable prior to its becoming effective. Delivery made to a Company’s registered office shall be by hand or by certified or registered mail, return receipt requested. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original consent.

(c)            Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing or by electronic transmission and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take action were delivered to the Company as provided in Section 228(c) of the DGCL. If the action which is consented to is such as would have required the filing of a certificate under any section of the DGCL if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written consent has been given in accordance with Section 228 of the DGCL.

(d)            An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder shall be deemed to be written, signed and dated for the purposes of this section, provided that any such electronic transmission sets forth or is delivered with information from which the Company can determine (i) that the electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. Notwithstanding the foregoing limitations on delivery, consents given by electronic transmission may be otherwise delivered to the principal place of business of the Company or to an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the Board.

(e)            Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board to fix a record date. The Board shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board and prior action by the Board is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

Section 1.11            Organization.

(a)             At every meeting of stockholders, the Chairman of the Board, or, if a Chairman has not been appointed or is absent, the President, or, if the President is absent, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote present in person or by proxy, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

(b)            The Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting.

Article II

DIRECTORS

Section 2.1              Powers. The business and affairs of the Company shall be managed by or under the direction of the Board, except as may be otherwise provided by statute or by the Certificate of Incorporation.

Section 2.2              Number and Qualifications. The authorized number of directors of the Company shall be fixed by the Board from time to time. Directors need not be stockholders unless so required by the Certificate of Incorporation.

Section 2.3              Term of Office. Except as otherwise provided by law, or by the Certificate of Incorporation or these Bylaws, directors shall serve until their successors are duly elected and qualified or until their earlier death, resignation or removal. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

Section 2.4              Resignation. Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board. If no such specification is made, it shall be deemed effective at the pleasure of the Board.

Section 2.5              Removal. Subject to any limitations imposed by applicable law, the Board or any director may be removed from office at any time by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors.

Section 2.6              Vacancies. Unless otherwise provided in the Certificate of Incorporation, and subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board, or by a sole remaining director, provided, however, that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series shall be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

Section 2.7              Meetings.

(a)            Regular Meetings. Unless otherwise provided in the Certificate of Incorporation, regular meetings of the Board may be held at such time, date and place as has been designated by the Board and of which all directors have been notified, either orally or in writing. No further notice shall be required for a regular meeting of the Board.

(b)            Special Meetings. Unless otherwise provided in the Certificate of Incorporation, special meetings of the Board may be held at any time and place whenever called by the Chairman of the Board, the President or any two of the directors.

(c)            Notice of Special Meetings. Notice of the time and place of all special meetings of the Board shall be made, orally or in writing, and delivered manually or by electronic transmission, at least twenty-four (24) hours before the date and time of the meeting. If notice is sent by US mail, it shall be sent by first class mail, postage prepaid at least three (3) days before the date of the meeting. Notice of any meeting may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. The transaction of all business at any special meeting of the Board, or any committee thereof, however called or noticed, shall be valid as though the meeting had been duly held after regular call and notice, if a quorum is present and, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

(d)            Meetings by Electronic Communications Equipment. Any member of the Board, or of any committee thereof, may participate in a meeting by telephone or other electronic communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

Section 2.8              Quorum and Voting.

(a)            Unless the Certificate of Incorporation requires a greater number, a quorum of the Board shall consist of a majority of the total number of directors; provided, however, at any meeting, whether or not a quorum is present, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board, without notice other than by announcement at the meeting.

(b)            At each meeting of the Board at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, or by the Certificate of Incorporation or these Bylaws.

Section 2.9              Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writings or transmissions are filed with the minutes of proceedings of the Board or committee.

Section 2.10            Committees.

(a)            Establishment and Composition. The Board may establish one or more committees, each consisting of one or more directors, each of whom shall serve as a member of such committee until his or her death, resignation or removal from the committee or from the Board. Unless otherwise provided in the Certificate of Incorporation, the Board may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The Board may at any time for any reason remove any individual committee member and the Board may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

(b)            Powers. Each committee shall have such powers and perform such duties as may be prescribed by the resolutions creating such committees, but in no event shall any such committee have any power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any bylaw of the Company.

(c)            Meetings. Unless the Board shall otherwise provide, regular meetings of any committee appointed pursuant to this Section 2.10 shall be held at such times and places as are determined by the Board, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of notice to members of the Board of the time and place of special meetings of the Board. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(d)            Quorum and Voting. Unless otherwise provided by the Board in the resolutions authorizing the creation of the committee, a majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

Section 2.11            Chairman of the Board; Vice Chairman of the Board. The Board may appoint from its members a Chairman of the Board and a Vice Chairman of the Board. If the Board appoints a Chairman of the Board or a Vice Chairman of the Board, such Chairman or Vice Chairman shall perform such duties and possess such powers as are assigned by the Board. Unless otherwise provided by the Board, the Chairman of the Board or, in the Chairman’s absence, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board.

Section 2.12            Fees and Compensation. Directors shall be entitled to such compensation for their services as may be approved from time to time by the Board, including, if so approved, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board and at any meeting of a committee of the Board. Nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity as an officer, agent, employee or otherwise and receiving compensation therefor.

Article III
OFFICERS

Section 3.1              Officers Designated. The officers of the Company shall include, if and when designated by the Board, the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer and the Treasurer, all of whom shall be elected at any meeting of the Board. The Board may also appoint one or more Assistant Secretaries, Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem necessary. The Board may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the Company at any one time unless specifically prohibited therefrom by law.

Section 3.2              Tenure of Officers.

(a)            General. All officers shall hold office at the pleasure of the Board and until their successors shall have been duly elected and qualified or their earlier death, resignation or removal.

(b)            Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the Company under any contract with the resigning officer.

(c)            Removal. Any officer may be removed from office at any time, either with or without cause, by the Board or by any committee or superior officers upon whom such power of removal may have been conferred by the Board.

(d)            Vacancies. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board.

Section 3.3              Duties of Officers.

(a)            Duties of the Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board, unless the Chairman of the Board has been appointed and is present. The Chief Executive Officer shall, subject to the direction of the Board, have general supervision, direction and control of the business and affairs of the Company. The Chief Executive Officer shall also perform all other duties commonly incident to the office or that are delegated to such officer by the Board from time to time.

(b)            Duties of President. Unless some other officer has been elected Chief Executive Officer of the Company, the President shall be the chief executive officer of the Company and shall, subject to the direction of the Board, have general supervision, direction and control of the business and affairs of the Company. The President shall also perform all other duties commonly incident to the office or that are delegated to such office by the Board from time to time.

(c)            Duties of Vice Presidents. The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall also perform all other duties commonly incident to their office or that are delegated to such office by the Board from time to time.

(d)            Duties of Secretary. The Secretary shall attend all meetings of the stockholders and of the Board and shall record all acts and proceedings thereof in the minute book of the Company. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board and any committee thereof requiring notice. The Secretary shall perform all other duties provided for in these Bylaws and/or that are delegated to such office by the Board from time to time.

(e)            Duties of Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the Company in a thorough and proper manner and shall render statements of the financial affairs of the Company in such form and as often as required by the Board or the Chief Executive Officer. The Chief Financial Officer shall also perform all other duties commonly incident to the office or that are delegated to such office by the Board from time to time.

(f)             Duties of Treasurer. Unless some other officer has been elected Chief Financial Officer, the Treasurer shall be the chief financial officer of the Company and shall keep or cause to be kept the books of account of the Company in a thorough and proper manner and shall render statements of the financial affairs of the Company in such form and as often as required by the Board or the Chief Executive Officer. The Treasurer shall also perform all other duties commonly incident to the office or that are delegated to such officer by the Board from time to time.

Section 3.4              Execution of Corporate Instruments. The Board may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the Company any corporate instrument or document, or to sign on behalf of the Company the corporate name, or to enter into contracts on behalf of the Company, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the Company. Unless authorized or ratified by the Board, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount. All checks and drafts drawn on banks or other depositaries of funds to the credit of the Company or in special accounts of the Company shall be signed by such person or persons as the Board shall authorize.

Section 3.5              Voting of Securities Owned by the Company. All stock and other securities of other companies owned or held by the Company for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized by resolution of the Board, or, in the absence of such authorization, by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President.

Section 3.6              Salaries. The salaries and other compensation of the officers of the Company shall be fixed by or in the manner designated by the Board.

Section 3.7              Loans. Except as otherwise prohibited under applicable law, the Company may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Company or of its subsidiaries, including any officer or employee who is a director of the Company or its subsidiaries, whenever, in the judgment of the Board, such loan, guarantee or assistance is in the best interests of the Company and its stockholders. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of stock of the Company.

Section 3.8              Delegation of Authority. The Board may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Article IV
SHARES OF STOCK

Section 4.1              Form and Execution of Certificates. The shares of the Company shall be represented by certificates or, if determined by the Board, may be uncertificated. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the Company represented by certificate shall be entitled to have a certificate signed by or in the name of the Company by any two authorized officers of the Company, certifying the number of shares owned by him or her in the Company. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

Section 4.2              Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The Company may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the Company in such manner as it shall require or to give the Company a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen, or destroyed.

Article V
TRANSFERS OF SHARES

Section 5.1              Transfers.

(a)            Transfers of record of shares of stock of the Company shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

(b)            The Company shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Company to restrict the transfer of shares of stock of the Company of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

Section 5.2              Registered Stockholders. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 5.3              Notice of Transfer. If a stockholder desires to sell, transfer, assign, pledge, or otherwise dispose of or encumber any shares of Common Stock of the Company (the “Common Stock”) or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise (each, a “Transfer”) any shares of Common Stock of the Company, then the stockholder shall first give written notice thereof to the Company. The notice shall name the proposed transferee and state the number of shares of Common Stock to be transferred, the proposed consideration, and all other terms and conditions of the proposed Transfer.

Article VI
DIVIDENDS

Section 6.1              Declaration of Dividends. Dividends upon the capital stock of the Company, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.

Section 6.2              Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the Board shall think conducive to the interests of the Company, and the Board may modify or abolish any such reserve in the manner in which it was created.

Section 6.3              Record Date. In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Article VII
INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 7.1              Right to Indemnification.

(a)            Indemnified Persons. Each person who was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, judicial, administrative or legislative hearing, or any other threatened, pending or completed proceeding, whether brought by or in the right of the Company or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature (hereinafter a “Proceeding”), by reason of the fact that he or she is or was a director or an officer of the Company or while a director or officer of the Company is or was serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), or by reason of anything done or not done by him or her in any such capacity, shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement by or on behalf of the Indemnitee) actually and reasonably incurred by such Indemnitee in connection therewith, all on the terms and conditions set forth in these Bylaws; provided, however, that, except as otherwise required by law or provided in Section 7.3 with respect to suits to enforce rights under this Article VII, the Company shall indemnify any such Indemnitee in connection with a Proceeding, or part thereof, voluntarily initiated by such Indemnitee (including claims and counterclaims, whether such counterclaims are asserted by: (i) such Indemnitee; or (ii) the Company in a Proceeding initiated by such Indemnitee) only if such Proceeding, or part thereof, was authorized or ratified by the Board or the Board otherwise determines that indemnification or advancement of expenses is appropriate.

(b)            Request for Indemnification. To receive indemnification under this Section 7.1, an Indemnitee shall submit a written request to the Secretary of the Company. Such request shall include documentation or information that is necessary to determine the entitlement of the Indemnitee to indemnification and that is reasonably available to the Indemnitee. Upon receipt by the Secretary of the Company of such a written request, the entitlement of the Indemnitee to indemnification shall be determined by the following person or persons who shall be empowered to make such determination, as selected by the Board (except with respect to clause (v) of this Section 7.1(b)): (i) the Board by a majority vote of the directors who are not parties to such Proceeding, whether or not such majority constitutes a quorum; (ii) a committee of such directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee; (iv) the stockholders of the Company; or (v) in the event that a Change of Control (as defined below) has occurred, by independent legal counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee. The determination of entitlement to indemnification shall be made and, unless a contrary determination is made, such indemnification shall be paid in full by the Company not later than sixty (60) days after receipt by the Secretary of the Company of a written request for indemnification. For purposes of this Section 7.1(b), a “Change of Control” will be deemed to have occurred if, with respect to any particular 24-month period, the individuals who, at the beginning of such 24-month period, constituted the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the beginning of such 24-month period whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the incumbent board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest.

Section 7.2              Right to Advancement of Expenses.

(a)            Eligibility. The Company shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the Proceeding, promptly following request therefor, all expenses (including attorneys’ fees) incurred by such person in connection with such Proceeding; provided, however, that, if required by the DGCL, such advancement of expenses shall be made only upon delivery to the Company of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision (hereinafter, a “Final Adjudication”) of a court of competent jurisdiction from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under this Article VII or otherwise. Each such advancement of expenses shall be made within ten (10) days after the receipt by the Company of a written request for advancement of expenses.

(b)            Request for Advancement of Expenses. To receive an advancement of expenses under this Section 7.2, an Indemnitee shall submit a written request to the Secretary of the Company. Such request shall reasonably evidence the expenses incurred by the Indemnitee and shall include or be accompanied by the undertaking required by Section 7.2(a).

Section 7.3              Right of Indemnitee to Bring Suit. In the event that: (a) a determination is made that the Indemnitee is not entitled to indemnification, (b) payment is not timely made following a determination of entitlement to indemnification pursuant to Section 7.1(b), or (c) an advancement of expenses is not timely made under Section 7.2(b), then in each case, the Indemnitee may at any time thereafter bring suit against the Company in a court of competent jurisdiction in the State of Delaware seeking an adjudication of entitlement to such indemnification or advancement of expenses. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit to the fullest extent permitted by law. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the Indemnitee has not met any applicable standard of conduct for indemnification set forth in the DGCL. Further, in any suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such expenses upon a Final Adjudication that the Indemnitee has not met any applicable standard of conduct for indemnification set forth in the DGCL. Neither the failure of the Company (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under applicable law, this Article VII or otherwise shall be on the Company.

Section 7.4              Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any law, agreement (including that certain Agreement and Plan of Merger, dated as of May 13, 2026, by and among Zydus Worldwide DMCC, a Dubai limited liability company, Zara Merger Sub Inc., a Delaware corporation and Assertio Holdings, Inc., a Delaware corporation, and, solely for purposes of Section 9.20 thereof, Zydus Pharmaceuticals (USA) Inc., a New Jersey corporation), vote of stockholders or disinterested directors, provisions of a certificate of incorporation or bylaws, or otherwise.

Section 7.5              Insurance. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 7.6              Indemnification of Employees and Agents of the Company. The Company may, to the extent and in the manner permitted by law, and to the extent authorized from time to time, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Company.

Section 7.7              Nature of Rights. The rights conferred upon Indemnitees in this Article VII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VII that adversely affects any right of an Indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

Section 7.8              Settlement of Claims. Notwithstanding anything in this Article VII to the contrary, the Company shall not be liable to indemnify any Indemnitee under this Article VII for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, which consent shall not be unreasonably withheld.

Section 7.9              Severability. If any provision or provisions of this Article VII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law: (a) the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article VII (including, without limitation, all portions of any paragraph of this Article VII containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VII (including, without limitation, all portions of any paragraph of this Article VII containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent that the Company provide protection to the Indemnitee to the fullest extent set forth in this Article VII.

Article VIII
NOTICES

Section 8.1              Notices to Stockholders. Written notice to stockholders of stockholder meetings shall be given as provided in Section 1.4 herein. Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, written notice to stockholders for purposes other than stockholder meetings may be sent by United States mail, nationally recognized overnight courier or by electronic transmission. An affidavit, executed by a duly authorized and competent employee or other agent of the Company, that notice has been given shall, in the absence of fraud, be prima facie evidence of the facts therein contained.

Section 8.2              Notices to Directors. Any notice required to be given to any director may be given by the methods stated in Section 8.1. If such notice is not delivered personally, it shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known address of such director. An affidavit, executed by a duly authorized and competent employee or other agent of the Company, that notice has been given shall, in the absence of fraud, be prima facie evidence of the facts therein contained.

Section 8.3              Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

Section 8.4              Notices to Person with Whom Communication Is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Company is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Article IX
MISCELLANEOUS

Section 9.1              Fiscal Year. The fiscal year of the Company shall be fixed by resolution of the Board.

Section 9.2              Corporate Seal. The Board may adopt a corporate seal. The Company may use such seal by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 9.3              Annual Report. The Company shall cause an annual report to be sent to the stockholders of the Company; provided that if and so long as there are fewer than one hundred (100) holders of record of the Company’s shares, any requirement of sending an annual report to the stockholders of the Company under these Bylaws or under applicable law is hereby expressly waived.

Section 9.4              Amendments. The Board is expressly empowered to adopt, amend or repeal Bylaws of the Company. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Company; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by the Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

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